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                                                                    EXHIBIT 99.3
                              ASARCO INCORPORATED

           Proxy Solicited By Board of Directors For Special Meeting of Stockholders to be Held September 30, 1999

  The undersigned hereby appoints Francis R. McAllister, Kevin R. Morano and Augustus B. Kinsolving, and each of them, with full power of substitution and revocation, the proxies to vote for and in the name of the undersigned all of the shares of common stock of ASARCO Incorporated which the undersigned may be entitled to vote at the special meeting of stockholders to be held at the New York Information Technology Center, 55 Broad Street, 4th Floor, New York, New York, on September 30, 1999, at 10:00 a.m., and at any adjournments or postponements thereof, upon the matter set forth below and described in the accompanying joint proxy statement and prospectus and upon all matters that may properly come before the special meeting.

THE ASARCO BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

  To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 15, 1999, among Asarco Cyprus Incorporated, ACO Acquisition Corp., CAM Acquisition Corp., ASARCO Incorporated and Cyprus Amax Minerals Company, and to approve the ASARCO merger.

                       FOR [_]      AGAINST [_]       ABSTAIN [_]

  THE PROXY WILL BE VOTED AS YOU SPECIFY ABOVE WITH RESPECT TO THE MATTER SET FORTH ABOVE. IF THIS PROXY IS EXECUTED BUT NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND OTHERWISE IN THE DISCRETION OF THE PROXY HOLDERS.

         Please be sure to sign and date the Proxy on the reverse side.

                                    (Continued and to be signed on reverse side)
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                                   [Reverse]

(Continued from other side)

  Mark here to elect to have your vote kept confidential. [_]

NOTE: Please sign exactly as name or names appear hereon. If acting as executor, administrator, trustee, guardian, etc., please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States.

                                   Dated: _______________________________, 1999

                                   Signed: ____________________________________

                                         ______________________________________

                PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN
                     THIS PROXY IN THE ENCLOSED ENVELOPE.